Exhibit 23.3

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Aditxt Inc, of our report dated April 6, 2026, with respect to the financial statements of Ignite Proteomics LLC, which appears in Aditxt Inc.’s Form 8-K/A filed on April 7, 2026 and incorporated by reference in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ CBIZ CPAs P.C.

New York

April 10, 2026